Exhibit 99.1

Contact:	Michael Bauer	Devika Goel
	VP, Investor Relations	Director, Corporate Communications & PR
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6754
	mbauer@manh.com	dgoel@manh.com

Manhattan Associates Reports Second Quarter Results

Cloud Revenue Increased 26% over Prior Year

RPO Increased 23% over Prior Year

ATLANTA – July 28, 2026 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $297.8 million for the second quarter ended June 30, 2026, compared to $272.4 million in Q2 2025. GAAP diluted earnings per share for Q2 2026 was $0.85 compared to $0.93 in Q2 2025. Non-GAAP adjusted diluted earnings per share for Q2 2026 was $1.39 compared to $1.31 in Q2 2025.

“Manhattan delivered record Q2 and first half results. On strong demand, we posted our third consecutive record bookings quarter and once again accelerated our revenue growth,” said Manhattan's President and CEO Eric Clark.

“While mindful of the continued global macro volatility, we are confident in our business momentum and our ability to deliver successful customer outcomes. As Manhattan’s product advantage continues to widen and our targeted go-to-market investments gain traction, we believe we are well positioned to continue to gain market share in the large supply chain commerce market,” Mr. Clark concluded.

SECOND QUARTER 2026 FINANCIAL SUMMARY:

•
Consolidated total revenue was $297.8 million for Q2 2026, compared to $272.4 million for Q2 2025.
o
Cloud subscription revenue was $126.7 million for Q2 2026, compared to $100.4 million for Q2 2025.
o
Services revenue was $133.0 million for Q2 2026, compared to $128.9 million for Q2 2025.
•
GAAP diluted earnings per share was $0.85 for Q2 2026, compared to $0.93 for Q2 2025.

•
Adjusted diluted earnings per share, a non-GAAP measure, was $1.39 for Q2 2026, compared to $1.31 for Q2 2025.
•
GAAP operating income was $66.2 million for Q2 2026, compared to $73.8 million for Q2 2025.
•
Adjusted operating income, a non-GAAP measure, was $103.9 million for Q2 2026, compared to $101.1 million for Q2 2025.
•
Cash flow from operations was $90.7 million for Q2 2026, compared to $74.0 million for Q2 2025.
•
Days Sales Outstanding was 67 days at June 30, 2026, and 72 days at March 31, 2026.
•
Cash totaled $186.1 million at June 30, 2026, compared to $226.1 million at March 31, 2026.
•
RPO increased to $2.47 billion as of June 30, 2026, compared to $2.35 billion as of March 31, 2026.
•
During the three months ended June 30, 2026, Manhattan repurchased 874,029 shares of its common stock under the share repurchase program authorized by our Board of Directors for a total investment of $125.0 million. In March 2026, our Board approved an increase to Manhattan's share repurchase authority from $100 million to $500 million. As of the end of the quarter, approximately $225.0 million remained under the existing March 2026 repurchase authority.

SIX MONTH 2026 FINANCIAL SUMMARY:

•
Consolidated total revenue for the six months ended June 30, 2026, was $580.0 million, compared to $535.2 million for the six months ended June 30, 2025.
o
Cloud subscription revenue was $243.8 million for the six months ended June 30, 2026, compared to $194.7 million for the six months ended June 30, 2025.
o
Services revenue was $258.8 million for the six months ended June 30, 2026, compared to $250.0 million for the six months ended June 30, 2025.
•
GAAP diluted earnings per share for the six months ended June 30, 2026, was $1.67, compared to $1.78 for the six months ended June 30, 2025.

•
Adjusted diluted earnings per share, a non-GAAP measure, was $2.62 for the six months ended June 30, 2026, compared to $2.50 for the six months ended June 30, 2025.
•
GAAP operating income was $131.2 million for the six months ended June 30, 2026, compared to $137.0 million for the six months ended June 30, 2025.
•
Adjusted operating income, a non-GAAP measure, was $195.3 million for the six months ended June 30, 2026, compared to $192.3 million for the six months ended June 30, 2025.
•
Cash flow from operations was $174.7 million for the six months ended June 30, 2026, compared to $149.3 million for the six months ended June 30, 2025.
•
During the six months ended June 30, 2026, Manhattan repurchased 1,917,341 shares of its common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $275.0 million. In March 2026, our Board approved an increase to Manhattan's share repurchase authority from $100 million to $500 million. As of the end of the quarter, approximately $225.0 million remained under the existing March 2026 repurchase authority.

2026 GUIDANCE

Manhattan provides the following revenue, operating margin, and diluted earnings per share guidance for the full year 2026:

	Guidance Range - 2026 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$1,160	$1,166	7%	8%

Operating Margin:
GAAP operating margin	24.2%	24.4%
Equity-based compensation	10.1%	10.1%
Restructuring expense (3)	0.7%	0.7%
Adjusted operating margin(1)	35.0%	35.2%

Diluted earnings per share (EPS):
GAAP EPS	$3.59	$3.65	0%	1%
Equity-based compensation	1.71	1.71
Tax deficiency of stock awards vested (2)	0.04	0.04
Restructuring expense (3)	0.10	0.10
Adjusted EPS(1)	$5.44	$5.50	8%	9%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, restructuring expense, and the related income tax effects, if applicable.
(2) The tax deficiency (benefit) on stock vesting occurred primarily in the first quarter of 2026.

(3) On June 1, 2026, we reduced our global headcount by approximately 6%, leveraging increased operational efficiencies and allowing us to focus investments on key strategic priorities. We recorded pre-tax restructuring expense in the second quarter of 2026 and exclude the amount from adjusted non-GAAP results.

Manhattan currently intends to make public certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan will make this earnings release and a recording of the conference call referenced below available on the investor relations section of our website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release or the conference call, including the guidance, should be considered historical only, and Manhattan disclaims any obligation to update them.

CONFERENCE CALL

Manhattan’s conference call regarding its second quarter financial results will be held today, July 28, 2026, at 4:30 p.m. Eastern Time. We also will discuss our business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of our website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ third quarter 2026 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding our historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Manhattan believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare our results and guidance, because the measures provide supplemental information in evaluating the operating results of our business, as distinct from results that include items not indicative of ongoing operating results, and because we believe our peers typically publish similar non-GAAP measures. This release should be read in conjunction with Manhattan's Form 8-K earnings release filing for the three and six months ended June 30, 2026.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share exclude the impact of equity-based compensation, an expense – net of insurance recoveries, related to an unusual health insurance claim, and restructuring expense – net of income tax effects, collectively. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of Manhattan's GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader, providing supply chain and omnichannel commerce solutions with unmatched AI capabilities. We design, build and offer best-in-class, AI-powered, cloud-based solutions that drive resilience and efficiency for businesses. We enable enterprises to uniquely unify front-end sales with back-end supply chain execution.

Our commitment to innovation, cloud-native platform, and API-first architecture create simpler experiences and faster paths to value for our customers. We empower them to preempt and react to emerging trends and global disruptions with technical expertise and operational confidence, transforming challenges into competitive advantage. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2026 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including as a result of global instability due to military conflict, including the military conflict involving the United States, Israel, and Iran, as well as the ongoing war between Russia and Ukraine, disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; risks associated with our use of generative and agentic artificial intelligence; and the other risk factors set forth in Item 1A of Manhattan's Annual Report on Form 10-K for the year ended December 31, 2025, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$126,722	$100,422	$243,845	$194,728
Software license	1,923	1,528	4,157	10,820
Maintenance	30,523	35,057	61,115	67,201
Services	133,047	128,899	258,764	250,026
Hardware	5,579	6,515	12,128	12,433
Total revenue	297,794	272,421	580,009	535,208
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	128,907	115,921	254,984	230,279
Cost of software license	556	294	1,120	503
Research and development	34,765	34,871	72,111	70,169
Sales and marketing	30,699	19,979	58,451	41,040
General and administrative	26,741	25,976	50,447	50,195
Depreciation and amortization	1,632	1,584	3,465	3,125
Restructuring expense	8,263	8	8,263	2,937
Total costs and expenses	231,563	198,633	448,841	398,248
Operating income	66,231	73,788	131,168	136,960
Other income, net	983	715	5,320	2,052
Income before income taxes	67,214	74,503	136,488	139,012
Income tax provision	16,862	17,723	36,841	29,650
Net income	$50,352	$56,780	$99,647	$109,362

Basic earnings per share	$0.86	$0.94	$1.68	$1.80
Diluted earnings per share	$0.85	$0.93	$1.67	$1.78

Weighted average number of shares:
Basic	58,760	60,612	59,221	60,741
Diluted	58,997	61,074	59,515	61,300

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Operating income	$66,231	$73,788	$131,168	$136,960
Equity-based compensation (a)	29,356	24,275	55,880	53,101
Unusual health insurance claim (c)	-	3,000	-	(658)
Restructuring expense (d)	8,263	8	8,263	2,937
Adjusted operating income (Non-GAAP)	$103,850	$101,071	$195,311	$192,340

Income tax provision	$16,862	$17,723	$36,841	$29,650
Equity-based compensation (a)	4,182	3,156	7,880	7,496
Tax (deficiency) benefit of stock awards vested (b)	(139)	61	(2,316)	3,603
Unusual health insurance claim (c)	-	724	-	(159)
Restructuring expense (d)	2,041	1	2,041	708
Adjusted income tax provision (Non-GAAP)	$22,946	$21,665	$44,446	$41,298

Net income	$50,352	$56,780	$99,647	$109,362
Equity-based compensation (a)	25,174	21,119	48,000	45,605
Tax deficiency (benefit) of stock awards vested (b)	139	(61)	2,316	(3,603)
Unusual health insurance claim (c)	-	2,276	-	(499)
Restructuring expense (d)	6,222	7	6,222	2,229
Adjusted net income (Non-GAAP)	$81,887	$80,121	$156,185	$153,094

Diluted EPS	$0.85	$0.93	$1.67	$1.78
Equity-based compensation (a)	0.43	0.35	0.81	0.74
Tax deficiency (benefit) of stock awards vested (b)	-	-	0.04	(0.06)
Unusual health insurance claim (c)	-	0.04	-	(0.01)
Restructuring expense (d)	0.11	-	0.10	0.04
Adjusted diluted EPS (Non-GAAP)	$1.39	$1.31	$2.62	$2.50

Fully diluted shares	58,997	61,074	59,515	61,300

a)
Adjusted results exclude all equity-based compensation, as detailed below, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Cost of services	$10,979	$10,513	$22,565	$21,938
Research and development	5,994	5,674	12,381	11,632
Sales and marketing	3,296	1,121	6,964	3,427
General and administrative	9,087	6,967	13,970	16,104
Total equity-based compensation	$29,356	$24,275	$55,880	$53,101
b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

c)
In the fourth quarter of 2024, we recorded $7.0 million of expense for an unusual health insurance claim. During the first quarter of 2025, we received an insurance recovery of $4.7 million for this claim, partially offset by $1.0 million of ongoing expense for the claim. During the second quarter of 2025, we recorded an additional $3.0 million of expense for this unusual health insurance claim. During the fourth quarter of 2025, we settled the remaining balance of the claim and recorded $6.2 million of benefit as the final payment was much lower than the cost estimates previously provided by our health insurance provider. Based on the uncommonly large magnitude and nature of the claim and timing of related insurance recoveries, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.
d)
Restructuring expense primarily consists of employee severance and outplacement services. On June 1, 2026, we reduced our global headcount by approximately 6% and recorded pre-tax restructuring expense in the second quarter of 2026 of approximately $8.3 million. In January 2025, we eliminated about 100 positions and recorded pre-tax restructuring expense in the first quarter of 2025 of approximately $2.9 million. We excluded these costs for adjusted non-GAAP results to facilitate period-to-period comparability of operating performance.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$186,110	$328,747
Accounts receivable, net	218,878	214,679
Prepaid expenses and other current assets	62,072	39,912
Total current assets	467,060	583,338

Property and equipment, net	24,606	23,120
Operating lease right-of-use assets	46,200	50,443
Goodwill, net	62,240	62,244
Deferred income taxes	50,860	75,900
Other assets	47,680	44,343
Total assets	$698,646	$839,388

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,733	$22,182
Accrued compensation and benefits	70,961	69,309
Accrued and other liabilities	29,984	26,570
Deferred revenue	343,208	337,049
Income taxes payable	168	803
Total current liabilities	475,054	455,913

Operating lease liabilities, long-term	53,882	56,180
Other non-current liabilities	12,203	12,530

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2026 and 2025	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 58,300,070 and 59,845,291 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	583	598
Retained earnings	193,950	345,097
Accumulated other comprehensive loss	(37,026)	(30,930)
Total shareholders' equity	157,507	314,765
Total liabilities and shareholders' equity	$698,646	$839,388

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2026	2025
	(unaudited)	(unaudited)
Operating activities:
Net income	$99,647	$109,362
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,465	3,125
Equity-based compensation	55,880	53,101
Gain on disposal of equipment	(162)	(21)
Deferred income taxes	24,706	(4,957)
Unrealized foreign currency (gain) loss	(652)	1,032
Changes in operating assets and liabilities:
Accounts receivable, net	(5,424)	1,197
Other assets	(10,996)	(7,416)
Accounts payable, accrued and other liabilities	16,646	(16,478)
Income taxes	(15,598)	(4,505)
Deferred revenue	7,213	14,870
Net cash provided by operating activities	174,725	149,310

Investing activities:
Purchase of property and equipment	(5,108)	(4,871)
Net cash used in investing activities	(5,108)	(4,871)

Financing activities:
Repurchase of common stock	(306,476)	(186,638)
Net cash used in financing activities	(306,476)	(186,638)

Foreign currency impact on cash	(5,778)	6,562

Net change in cash and cash equivalents	(142,637)	(35,637)
Cash and cash equivalents at beginning of period	328,747	266,230
Cash and cash equivalents at end of period	$186,110	$230,593

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.85	$0.93	$0.96	$0.86	$3.60	$0.82	$0.85	$1.67
Adjustments to GAAP:
Equity-based compensation	0.40	0.35	0.40	0.43	1.57	0.38	0.43	0.81
Tax deficiency (benefit) of stock awards vested	(0.06)	-	(0.01)	-	(0.06)	0.04	-	0.04
Unusual health insurance claim	0.04	-	-	-	0.04	-	-	-
Restructuring expense	(0.05)	0.04	-	(0.08)	(0.09)	-	0.11	0.10
Adjusted Diluted EPS	$1.19	$1.31	$1.36	$1.21	$5.06	$1.24	$1.39	$2.62
Fully Diluted Shares	61,527	61,074	60,954	60,642	61,054	60,038	58,997	59,515

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$194,615	$206,606	$206,659	$202,546	$810,426	$214,550	$227,012	$441,562
EMEA	55,542	52,301	53,975	53,978	215,796	53,663	55,378	109,041
APAC	12,630	13,514	15,161	13,865	55,170	14,002	15,404	29,406
	$262,787	$272,421	$275,795	$270,389	$1,081,392	$282,215	$297,794	$580,009

GAAP Operating Income:
Americas	$33,862	$48,051	$45,783	$39,875	$167,571	$39,005	$41,336	$80,341
EMEA	23,703	19,807	22,877	21,686	88,073	19,670	18,122	37,792
APAC	5,607	5,930	7,168	5,451	24,156	6,262	6,773	13,035
	$63,172	$73,788	$75,828	$67,012	$279,800	$64,937	$66,231	$131,168

Adjustments (pre-tax):
Americas:
Equity-based compensation	$28,826	$24,275	$27,577	$30,585	$111,263	$26,524	$29,356	$55,880
Unusual health insurance claim	(3,658)	3,000	-	(6,224)	(6,882)	-	-	-
Restructuring expense	2,929	8	-	-	2,937	-	5,637	5,637
	$28,097	$27,283	$27,577	$24,361	$107,318	$26,524	$34,993	$61,517
EMEA:
Restructuring expense	-	-	-	-	-	-	2,346	2,346
APAC:
Restructuring expense	-	-	-	-	-	-	280	280

Adjusted non-GAAP Operating Income:
Americas	$61,959	$75,334	$73,360	$64,236	$274,889	$65,529	$76,329	$141,858
EMEA	23,703	19,807	22,877	21,686	88,073	19,670	20,468	40,138
APAC	5,607	5,930	7,168	5,451	24,156	6,262	7,053	13,315
	$91,269	$101,071	$103,405	$91,373	$387,118	$91,461	$103,850	$195,311

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue	$(1,591)	$2,724	$2,652	$3,833	$7,618	$5,975	$2,027	$8,002
Costs and expenses	(1,966)	1,180	738	906	858	2,646	(1,113)	1,533
Operating income	375	1,544	1,914	2,927	6,760	3,329	3,140	6,469
Foreign currency gains (losses) in other income	131	(65)	1,596	9	1,671	3,229	217	$3,446
	$506	$1,479	$3,510	$2,936	$8,431	$6,558	$3,357	$9,915

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Operating income	$785	$514	$832	$1,409	$3,540	$1,045	$2,235	$3,280
Foreign currency gains (losses) in other income	15	140	1,978	742	2,875	3,449	730	4,179
Total impact of changes in the Indian Rupee	$800	$654	$2,810	$2,151	$6,415	$4,494	$2,965	$7,459

4. Other income includes the following components (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Interest income	$1,101	$852	$1,007	$1,429	$4,389	$951	$753	$1,704
Foreign currency gains (losses)	130	(65)	1,597	9	1,671	3,229	217	3,446
Other non-operating income (expense)	106	(72)	-	(1)	33	157	13	170
Total other income (loss)	$1,337	$715	$2,604	$1,438	$6,094	$4,337	$983	$5,320

5. Capital expenditures are as follows (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$891	$3,980	$5,928	$4,658	$15,457	$4,103	$1,005	$5,108

6. Stock Repurchase Activity (in thousands):

	2025					2026
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Shares purchased under publicly-announced buy-back program	539	263	233	416	1,451	1,043	874	1,917
Shares withheld for taxes due upon vesting of restricted stock	179	3	8	2	192	198	1	199
Total shares purchased	718	266	241	418	1,643	1,241	875	2,116

Total cash paid for shares purchased under publicly-announced buy-back program	$100,000	$49,596	$49,947	$74,996	$274,539	$149,983	$125,000	$274,983
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	36,447	595	1,602	398	39,042	29,404	105	29,509
Total cash paid for excise tax	-	-	-	1,581	1,581	-	1,984	1,984
Total cash paid for shares repurchased	$136,447	$50,191	$51,549	$76,975	$315,162	$179,387	$127,089	$306,476

7. Remaining Performance Obligations

We disclose revenue that we expect to recognize from our remaining performance obligations ("RPO"). Over 99% of our RPO represents cloud native subscriptions with non-cancelable terms greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Remaining Performance Obligations	$1,891,384	$2,013,495	$2,076,628	$2,232,234	$2,347,952	$2,473,753